                                                                    Exhibit 10.1

OPTION CERTIFICATE
INCENTIVE STOCK OPTION (Non-Assignable)

                                                                 For X,XXXShares

To Purchase Common Stock of Forrester Research, Inc.
Issued Pursuant to the Amended and Restated 1996 Equity Incentive Plan of Forrester Research, Inc. ("Plan")

     THIS CERTIFIES that on DATE ("Issuance Date") FIRST NAME LAST NAME (the "Holder") was granted an option (the "Option") to purchase at the option price $XX.XX per share all or any part of X,XXX fully paid and non-assessable shares ("Shares") of Common Stock (par value of $.01 per share) of Forrester Research, Inc. (the "Company") upon and subject to the following terms and conditions:

     1. Nature of Option. The Option is intended to constitute an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code") to the maximum extent permitted under the Code. Any portion of this Option that does not constitute an "incentive stock option" shall constitute a non-qualified option. The right and option to purchase shares hereby granted shall be exercisable as provided in Paragraph 3 hereof, in accordance with the determination made by the Compensation Committee (the "Committee") of the Company's Board of Directors administering the Plan.

     2. Expiration. This Option shall expire on DATE ("Expiration Date").

     3. Vesting and Exercise. This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

     Except as provided below in this Paragraph 3, this Option will not vest and may not be exercised unless the Holder shall have been continuously employed by the Company or any of its subsidiaries for a period of twelve (12) months after the Issuance Date with regard to one-fourth of the total Shares that can be purchased under the Option (rounded to the nearest whole Share), for twenty-four
(24) months after the Issuance Date with regard to an additional one-fourth of the total Shares under the Option (rounded to the nearest whole Share), for thirty-six (36) months after the Issuance Date with regard to an additional one-fourth of the total Shares under the Option (rounded to the nearest whole Share), and for forty-eight (48) months after the Issuance Date for the balance of the total Shares under the Option. Upon and after such dates, the applicable portion of this Option shall vest and shall be exercisable. Except as otherwise permitted herein, if the Holder's employment is terminated prior to the full vesting of the Option, all rights with respect to any unvested portion shall be forfeited.

     Notwithstanding the foregoing, this Option shall vest in whole upon the 20th day prior to the date upon which there is scheduled to occur a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of substantially all the Company's assets. This Option shall be exercised by the delivery of a written notice duly signed by the Holder, together with this Option certificate, and the full purchase price of the Shares purchased pursuant to the exercise of this Option, to the Committee or an officer of the Company appointed by the Committee for the purpose of receiving the same. This Option may not be exercised at any time when such Option, or the exercise or payment thereof, may result in the violation of any law or governmental order or regulation.

     Payment for the Shares purchased pursuant to the exercise of this Option shall be made in full at the time of the exercise of the Option (a) by check payable to the Company, or (b) at such time as the Common Stock is registered under the Securities Exchange Act of 1934, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price.

     4. Delivery of Share Certificates. Within a reasonable time after the exercise of the Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Company shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of this Option certificate if surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which this Option remains available for exercise, or this option certificate shall be endorsed to give effect to the partial exercise of the Option.

     5. Withholding. In the event that the Holder elects to exercise this Option or any part thereof, and if the Company or its subsidiaries shall be required to withhold any amount by reason of any federal, state, or local tax rules or regulations in respect of the issuance of Shares to the Holder pursuant to the Option, the Company or any such subsidiary shall be entitled to satisfy such withholding obligations in accordance with the terms of Paragraph 9 of the Plan. The holder of this Option agrees to notify the Company prior to undertaking any sale or disposition of shares of Common Stock acquired upon the exercise of this Option for the one-year period beginning on the date of exercise.

     6. Termination. Notwithstanding Paragraph 3 above, all or any part of this Option, to the extent unexercised, shall terminate immediately upon the earliest to occur of the following:

     (a) The expiration date of the Option;

     (b) The expiration of three months from the date of termination of the Holder's employment by the Company or any of its subsidiaries (other than a termination described in subparagraph (c), (d), or (e) below); provided, that if the Holder shall die during such three-month period, the time of termination of the unexercised portion of the Option shall be determined under the provisions of subparagraph (d) below;

     (c) The expiration of one year from the date of termination of the employment of the Holder due to permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (other than a termination described in subparagraph (e) below);

     (d) The expiration of one year following the Holder's death if it occurs while Holder is employed by the Company or its subsidiaries; or

     (e) The termination of the Holder's employment by the Company or any of its subsidiaries if such termination constitutes or is attributable to a breach by the Holder of an employment agreement with the Company or its subsidiaries, or if the Holder is discharged for cause. The Committee shall have the right to determine whether the Holder has been discharged for breach or for cause and the date of such discharge, and such determination of the Committee shall be final and conclusive.

     7. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of the Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

     8. Rights of Holder. Nothing contained herein shall be construed to confer upon the Holder any right to be continued in the employ of the Company or any of its subsidiaries, or derogate from the right of the Company or any of its Subsidiaries to retire, request the resignation of, or discharge the Holder at any time, with or without cause. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company or its subsidiaries, either at law or equity, and the rights of the Holder are limited to those expressed herein and in the Plan and are not enforceable against the Company or its subsidiaries, except to the extent set forth herein.

     9. Exclusion from Pension Computations. By acceptance of the grant of the Option, the Holder hereby agrees that any income realized upon the receipt or exercise hereof, or upon the disposition of the Shares received upon its exercise, is special incentive compensation and will not be taken into account as "wages," "salary," or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit-sharing, bonus, or deferred compensation plan of the Company, or its subsidiaries.

     10. Registration; Legend. The Company may postpone the issuance and delivery of Shares upon any exercise of the Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same classes are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Holder shall make such representations and furnish such information as, in the opinion of counsel for the Company, may be appropriate to permit the Company to issue the Shares in compliance with the provisions of the Act or any comparable act. The Company may cause an appropriate legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of the Option unless counsel for the Company is of the opinion as to any such certificate that a legend is unnecessary.

     11. Amendment. The Committee may, with the consent of the Holder, at any time or from time to time, amend the terms and conditions of the Option.

     12. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at its office at 400 Technology Square, Cambridge, Massachusetts 02139, or at such other address as the Company by notice to the Holder may designate in writing from time to time; to the Holder, at the address shown below his signature on this Option certificate, or at such other address as the Holder by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

     13. Incorporation of Plan; Interpretation. The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms, conditions, and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his signature below. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be final. The Committee may authorize and establish such rules, regulations, and revisions thereof not in consistent with the provisions of the Plan, as it may deem advisable.

     Unless otherwise indicated to the contrary herein, defined terms used in this Option certificate shall have the same meaning as used in the Plan.

     IN WITNESS WHEREOF, the parties have signed this certificate on the date first above written.

Forrester Research, Inc.


By:


ACCEPTED AND AGREED TO:


First Name, Last Name


Date


Address


City                State          Postal Code

Country